EXHIBIT 99.2


MBNA MASTER CREDIT CARD TRUST 1992-1

KEY PERFORMANCE FACTORS
September, 1996

Scheduled Maturity                                      	12/15/97

Coupon                                                  	7.25%

Excess Protection Level
   3 Month Average  	4.63%
      September, 1996  	4.45%
      August, 1996  	5.17%
      July, 1996  	4.26%


Cash Yield                                              	18.45%

Investor Charge Offs                                    	4.25%

Base Rate                                               	9.75%

Over 35 Day Delinquency                                 	4.69%

Seller's Interest                                       	23.38%

Total Payment Rate                                      	10.55%

Total Principal Balance                                $	8,569,976,593.09

Investor Participation Amount                          $	500,000,000.00

Seller Participation Amount                            $	2,003,309,926.38